EXHIBIT 32.2

                               CERTIFICATE OF THE
                             CHIEF FINANCIAL OFFICER
                            OF X-RITE, INCORPORATED.

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1350):

         I, Mary E. Chowning, Chief Financial Officer of X-Rite, Incorporated, certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

         (1) The annual report on Form 10-K for the annual period ending January 3, 2004,(the "Report") which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

         (2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of X-Rite, Incorporated, as of and for the periods covered by this Report.


Date: March 16, 2004
                                       By: /s/ Mary E. Chowning
                                          ---------------------
                                               Mary E. Chowning


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to X-Rite, Incorporated, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.